UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                            ________________________

                                    FORM 8-K

                             _______________________

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 30, 2003

                              STARCRAFT CORPORATION
             (Exact name of registrant as specified in its charter)

                                     INDIANA
                 (State or other jurisdiction of incorporation)

                  000-22048                       35-817634
          (Commission File Number) (    IRS Employer Identification No.)

                                 P. O. Box 1903
                            1123 South Indiana Avenue
                           Goshen, Indiana 46527-1903
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (574) 534-7827

ITEM 5. OTHER EVENTS.

On October 30, 2003, Starcraft Corporation an Indiana corporation ("Starcraft"), and Wheel to Wheel Acquisition Company, LLC, an Indiana limited liability
company  and  a  wholly  owned   subsidiary  of  Starcraft   (the   "Acquisition
Subsidiary"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Wheel to Wheel, Inc., a Michigan corporation ("Wheel to Wheel"), and the shareholders of Wheel to Wheel (the "Shareholders"). The Merger Agreement provides for the acquisition of Wheel to Wheel by Starcraft pursuant to a merger of Wheel to Wheel with and into the Acquisition Subsidiary (the "Merger"), with the Acquisition Subsidiary surviving the Merger and continuing as a wholly owned subsidiary of Starcraft.

Wheel to Wheel owns 50% of Starcraft's joint venture subsidiaries Tecstar, LLC and Tecstar Manufacturing Canada Limited. As a result of the Merger, Starcraft will own directly or indirectly 100% of the equity interests in the Tecstar entities and Wheel to Wheel.

In the Merger, and subject to the terms and conditions of the Merger Agreement, the Shareholders of Wheel to Wheel, collectively, will receive 3,550,000 shares of Starcraft common stock. The shares of Starcraft common stock will be
allocated  to  the   Shareholders   proportionally   in   accordance   with  the
Shareholder's ownership of Wheel to Wheel. The completion of the Merger is subject to the approval of the issuance of shares required to effect the Merger by the shareholders of Starcraft (as required by Nasdaq), receipt of necessary approvals or expiration of any regulatory waiting period under United States antitrust laws, and other customary closing conditions.

The Merger Agreement provides that Starcraft will enter into employment and non-competition agreements with the three key executives of Wheel to Wheel when the merger becomes effective. It further restricts transfer of the shares to be issued in the merger for two years, with provisions for up to 500,000 shares in 2004 and 300,000 shares in 2005 to be available for sale without contractual restriction, subject to compliance with applicable securities laws and Company policy.

The descriptions of the Merger Agreement set forth above are qualified by reference to the Merger Agreement filed as Exhibit 2 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)  Exhibits

          2 Agreement and Plan of Merger, dated as of October 30, 2003, by and among Wheel to Wheel, Inc., Starcraft Corporation, Wheel to Wheel Acquisition Company, LLC, and the shareholders of Wheel to Wheel, Inc. (1)

               (1) The schedules, exhibits and annexes to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 30, 2003, Starcraft issued a press release relating to (i) Starcraft entering into the Merger Agreement more fully described in response to Item 5 of this Current Report on Form 8-K and (ii) certain information relating to the estimated financial results for the fourth fiscal quarter of Starcraft ended September 28, 2003. The press release is furnished herewith as Annex A and is incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                STARCRAFT CORPORATION
                                      (Registrant)

                                /s/ Joseph E. Katona, III
                                ----------------------------------------------
                                Name:    Joseph E. Katona, III,
                                Title:   Chief Financial Officer and Secretary


Dated: November 3, 2003.

                                                                         Annex A


For Immediate Release                                  Contact:  Mike Schoeffler
October 30, 2003                                       Starcraft Corporation
                                                       574-534-7827, ext. 300


             STARCRAFT, WHEEL TO WHEEL, TECSTAR AGREE TO COMBINE IN
                            $122 MILLION TRANSACTION

       Kelly L. Rose to Appoint Co-CEOs for the Combined Company, Remains Chairman of the Board Starcraft Expects Revenues of $192 million,
                Net Income of $11.6 Million For Fiscal Year 2003

GOSHEN, IND. - Starcraft Corporation (NASDAQ:STCR) announced today that it has signed a definitive merger agreement with Wheel to Wheel, Inc. of Troy, Mich. and its shareholders. The agreement calls for Starcraft to acquire the remaining 50 percent ownership of Tecstar LLC and Tecstar Canada that it does not currently own through the merger of closely held Wheel to Wheel, an automotive engineering and design business.

     Under the agreement, Starcraft will issue 3.55 million shares of Starcraft Corporation common stock. Based on the trailing 30 day average closing price of Starcraft common shares, the transaction is currently valued at approximately $122 million. The final value of the transaction is dependent upon the market price of Starcraft common stock at the time of closing as the number of shares to be issued in the transaction is fixed. After the transaction, the current owners of Wheel to Wheel will own approximately 40% of Starcraft's fully diluted shares outstanding.

     The transaction will be effected by merging Wheel to Wheel into a newly created subsidiary of Starcraft, which will exchange Starcraft common shares for shares of Wheel to Wheel. As a result of the merger, Starcraft will own directly or indirectly 100% of the equity interest in Tecstar.

     Starcraft and Wheel to Wheel jointly formed Tecstar in 1998. Tecstar provides and installs appearance enhancement items on vehicles provided by and returned to an original equipment manufacturer. Tecstar had sales of approximately $190 million for the fiscal year ended September 30, 2003. Wheel to Wheel had annual revenues to customers other than Tecstar of approximately $8.7 million in fiscal year 2003, which includes revenues from production, design, engineering, validation and testing of automobiles and automotive components.

     "Tecstar provides substantially all of the revenues and net income of Starcraft Corporation," said Kelly L. Rose, Chairman of the Board. "This move enables us to become a single-focus company with improved financial flexibility, allowing Starcraft to more effectively take advantage of new opportunities that will enhance shareholder value."

     Under terms of the agreement, Rose, 51, currently Chairman and Chief Executive Officer of Starcraft, will remain Chairman of the Board of the combined company. Jeff Beitzel, 49, currently President of Wheel to Wheel and Tecstar and Mike Schoeffler, 42, currently Starcraft President and Chief Operating Officer, will become co-CEOs of Starcraft Corporation after the merger. The Company's headquarters will remain in Goshen, Indiana.

     "As Starcraft evolves, this co-CEO structure is ideal, " Rose noted. "Mike Schoeffler currently handles financial and corporate strategy, aftermarket parts operations and investor relations, while Jeff Beitzel will have day-to-day responsibility for all manufacturing and engineering operations. Their complementary experience will unify our corporate structure while helping clarify management's roles and accountability."

     Richard Anderson, 50 and Doug Goad, 46, currently executive vice presidents of Wheel to Wheel and Tecstar, will hold the same titles at Starcraft after the merger. "I have enjoyed a long, solid working relationship with Doug and Rich," Beitzel added. "Their expertise has helped us successfully penetrate the automotive industry since Wheel to Wheel was founded in 1995. They will be major assets to the combined company."

     After the merger, Goad, Anderson and Beitzel are to be appointed to Starcraft's Board of Directors. "All three have spent the majority of their careers in the automotive industry," Schoeffler noted. "Their presence on the board will provide excellent insight for future corporate development and growth opportunities." Starcraft also expects to appoint two more independent directors to its Board to comply with anticipated NASDAQ listing requirements.

     The directors of Starcraft and the directors and shareholders of Wheel to Wheel have approved the agreement. Completion of the transaction is subject to regulatory approvals and an affirmative vote of a majority of Starcraft's shareholders. Members of Starcraft's management and Board of Directors, representing approximately 36 percent of the Starcraft shares outstanding, have expressed their intention to vote in favor of the transaction.

     Starcraft shareholders will receive a proxy statement in December 2003, containing additional information about the proposed transaction. The Company expects to hold a shareholder meeting in January 2004 to vote on the agreement. If approved, it is anticipated the merger would be effective immediately following the meeting.


FISCAL 2003 EARNINGS ESTIMATE

     Separately, the Company announced it expects improved revenues and earnings for the fourth quarter and fiscal year ended September 28, 2003. The Company expects revenues of $192 million for fiscal year 2003 compared to $105 million in the prior year. Net income is estimated to be $11.6 million, or $2.44 per basic share and $2.21 per fully diluted share this year. Fiscal 2002 net income was $3.0 million, or $0.65 per basic share and $0.55 per fully diluted share.

     Revenues for the quarter are expected to be $43 million, compared to $31 million for the fourth quarter of fiscal 2002. Net earnings for the quarter are expected to be $2.6 million, or $0.55 per basic share and $0.49 per diluted share. In fiscal 2002 the Company incurred a net loss of $946,000 in the fourth quarter, or a loss of $0.20 per basic share. During the fourth quarter of fiscal 2002 the Company incurred a one-time charge of $2.1 million related to the redemption of certain warrants and options.

     These results are preliminary and subject to final review. The Company plans to report full fourth quarter and year-end results after the close of the market on November 18, 2003.


INVESTOR CONFERENCE CALL

     An investor teleconference will be held on Friday, October 31, 2003, at 11:30 a.m. EST to discuss the merger agreement. Investors may participate in the teleconference call by calling (800) 884-5695 within ten minutes prior to the call and providing the conference pass code #91329281. A tape replay of the call will be available two hours after the conclusion of the conference through November 7, 2003 by dialing (888) 286-8010 and providing the replay pass code #91369623.

     Starcraft Corporation, through its joint-venture ownership interest in Tecstar, is a leading supplier to the OEM automotive supply market. It also supplies after-market parts and accessories to wholesale and retail customers throughout North America.

     This news release contains forward-looking statements regarding Starcraft's business operations and outlook, including projections of revenues and earnings, prospects for consummation of the proposed business combination and certain governance and operational changes that may follow such transaction if effected. Investors are cautioned that actual results may differ materially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to regulatory reviews, shareholder approvals, and other important factors, in addition to risks and uncertainties detailed in the Company's Form 10-K for fiscal 2002 filed with the Securities and Exchange Commission.

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